Exhibit 10(e)

41,487 Restricted Shares    Date of Grant: May 24, 2016

RESTRICTED STOCK AWARD

CLIFF VESTING AWARDS

2004 OMNIBUS STOCK AND INCENTIVE PLAN

FOR DENBURY RESOURCES INC.

THIS RESTRICTED STOCK AWARD (this “Award”) is made effective on the Date of Grant by Denbury Resources Inc. (the “Company”) in favor of ___________________ (“Holder”), a non-employee member of the Board of Directors (“Board”) of the Company.

WHEREAS, the Company desires to grant to the Holder certain shares of Restricted Stock under, in accordance with, and for the purposes set forth in, the 2004 Omnibus Stock and Incentive Plan for Denbury Resources Inc., as amended and/or restated (the “Plan”);

WHEREAS, in accordance with the provisions of the Plan, Restricted Stock will be issued by the Company in the Holder’s name and be issued and outstanding for all purposes (except as provided below or in the Plan) but held by the Company (together with the stock power set forth below) until such time as such Restricted Stock becomes vested by reason of the lapse of the applicable restrictions, after which time the Company shall make delivery of the Vested Shares to Holder; and

WHEREAS, the Company and Holder understand and agree that this Award is in all respects subject to the terms, definitions and provisions of the Plan, and all of which are incorporated herein by reference, except to the extent otherwise expressly provided in this Award;

NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties agree as follows:

1.    Restricted Share Award. The Company hereby grants and delivers to the Holder an aggregate of Forty-One Thousand, Four Hundred Eighty-Seven (41,487) shares of Restricted Stock (“Award Restricted Stock”) on the terms and conditions set forth in the Plan and supplemented in this Award, including, without limitation, the restrictions more specifically set forth in Section 2 below.

2.    Vesting of Award Restricted Stock. The restrictions on the Award Restricted Stock shall lapse (Award Restricted Stock with respect to which restrictions have lapsed being herein referred to as “Vested Shares”) and such Award Restricted Stock shall become non-forfeitable on the occurrence of the earliest of the dates set forth in (a) through (d) below and partially non-forfeitable on a Pro Rata Basis (as defined below) as provided in (e) and (f) below (“Vesting Dates”):

(a)	May 23, 2017 (“Anniversary Date”);

(b)    the date of Holder’s death or Disability;
(c)    the date of a Change of Control; and

(d)	the date of a Post-Separation Change of Control.
For purposes of this Award, the term “Post-Separation Change of Control” means a Change of Control that occurs following Holder’s Separation, but where such Separation resulted from the Commencement of the Change of Control prior to Holder’s Separation. For all purposes of this Award, the term “Commencement of the Change of Control” shall mean the date on which any material action, including without limitation through a written offer, open-market bid, corporate action, proxy solicitation or otherwise, is taken by a “person” (as defined in Section 13(d) or Section 14(d)(2) of the 1934 Act), or a “group” (as defined in Section 13(d)(3) of the 1934 Act), or their affiliates, to commence efforts that, within 12 months after the date of such material action, leads to a Change of Control involving such person, group, or their affiliates.

In addition to the Vesting Dates provided in (a) through (d) above, the Holder shall have Vested Shares which become non-forfeitable on a Pro Rata Basis (as defined below) on the date of the Holder’s Separation (such date to be an additional Vesting Date), but only if the Holder:

(e)	incurs a Separation before the Anniversary Date (such date being the “Separation Date”); and

(f)	such Separation does not constitute a Separation for Cause or is not the result of conduct which could have otherwise led to a Separation for Cause.
For purposes of this Award, “Pro Rata Basis” means the product of (g) multiplied by a fraction of (h) divided by (i) on such Vesting Date, such product being rounded to the nearest whole Share, where:

(g)	equals the total number of Award Restricted Stock granted under this Award;

(h)	equals the number of days the Holder provided services as a Director during the Restricted Period up to and including the Separation Date (numerator); and

(i)	equals the total number of days during the Restricted Period beginning on the date the Holder began providing services as a Director and ending on the Anniversary Date (denominator).

3.    Restrictions - Forfeiture of Award Restricted Stock. The Award Restricted Stock is subject to restrictions including that all rights of Holder to any shares of Restricted Stock which have not become Vested Shares shall automatically, and without notice, terminate and shall be permanently forfeited on the date of Holder’s Separation. Notwithstanding the foregoing, if there is an applicable Post-Separation Change of Control, the previously forfeited Award Restricted Stock (and any corresponding Restricted Share Distributions) shall be reinstated and become vested and, for all purposes of this Award, Holder will be deemed to have Separated on the day after such Post-Separation Change of Control.

4.    Withholding. There will be no tax withholding with respect to this Award.

5.    Rights of Holder and Delivery of Vested Shares. As holder of the Award Restricted Stock, Holder shall have voting rights related to such shares of Stock to the same extent as an owner of Stock. However, in lieu of the right to receive regular cash or stock dividends (Dividends) relative to such Award Restricted Stock, during the Restricted Period, the Holder is entitled to a Restricted Share Distribution whenever the Company pays a Dividend on the shares of Stock underlying the Award Restricted Stock, in each case in accordance with, and subject to, the terms of the Plan and this Award. The amount of the Restricted Share Distribution shall be shares, cash, or other property equal to, in the case of (i) cash or shares, the product of (a) the per-share amount of the Dividend paid and (b) the number of Award Restricted Stock held on the record date related to the Dividend being paid on the underlying Stock represented by such Award Restricted Stock; or (ii) other property, the amount determined by the Administrator. Pursuant to the terms of the Plan, the Company will retain custody of all Restricted Share Distributions (which are subject to the same restrictions, terms, and conditions as the related Award Restricted Stock) until the conclusion of the Restricted Period. If a share of Award Restricted Stock is forfeited, any such related Restricted Share Distributions also shall be forfeited.

The Administrator shall deliver the Vested Shares and Restricted Share Distribution amount to the Holder as soon as reasonably possible following vesting.

6.    No Transfers Permitted. The rights under this Award are not transferable by the Holder other than as set forth in the Plan.
7.    No Right To Continued Board Service. Neither the Plan nor this Award shall confer upon the Holder any right to continue to serve as a Director, nor shall they interfere in any way with Holder’s right to resign or otherwise terminate participation on the Board.

8.    Governing Law. Without limitation, this Award shall be construed and enforced in accordance with, and be governed by, the laws of Delaware.

9.    Binding Effect. This Award shall inure to the benefit of and be binding upon the heirs, executors, administrators, and permitted successors and assigns of the parties hereto.

10.    Severability. If any provision of this Award is declared or found to be illegal, unenforceable or void, in whole or in part, the remainder of this Award will not be affected by such declaration or finding and each such provision not so affected will be enforced to the fullest extent permitted by law.

11.    Committee Authority. This Award shall be administered by the Committee, which shall adopt rules and regulations for carrying out the purposes of the Award and, without limitation, may delegate all of what, in its sole discretion, it determines to be ministerial duties to the Administrator; provided, further, that the determinations under, and the interpretations of, any provision of the Award by the Committee shall, in all cases, be in its sole discretion, and shall be final and conclusive.

12.    Compliance with Securities Laws. Notwithstanding any provision of this Award to the contrary, the issuance of Stock will be subject to compliance with all applicable requirements of federal, state, or foreign law with respect to such securities and with the requirements of any stock exchange or market system upon which the Stock may then be listed. No Stock will be issued hereunder if such issuance would constitute a violation of any applicable federal, state, or foreign securities laws or other laws or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, Stock will not be issued hereunder unless (a) a registration statement under the Securities Act is at the time of issuance in effect with respect to the shares issued or (b) in the opinion of legal counsel of the Company, the shares issued may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. THE HOLDER IS CAUTIONED THAT DELIVERY OF STOCK UPON THE VESTING OF AWARD RESTRICTED STOCK GRANTED PURSUANT TO THIS AWARD MAY NOT OCCUR UNLESS THE FOREGOING CONDITIONS ARE SATISFIED. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares of Stock subject to the Award will relieve the Company of any liability in respect of the failure to issue such shares as to which such requisite authority has not been obtained. As a condition to any issuance hereunder, the Company may require you to satisfy any qualifications that may be necessary or appropriate to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect to such compliance as may be requested by the Company. From time to time, the Board and appropriate officers of the Company are authorized to take the actions necessary and appropriate to file required documents with governmental authorities, stock exchanges, and other appropriate persons to make shares of Stock available for issuance.

13.    Section 409A of the Code. It is the intention of the Committee that this Award is exempt from the Nonqualified Deferred Compensation Rules as a short-term deferral (within the meaning of such rules), and, as such, that this Award will be operated and construed accordingly. Neither this Section 13 nor any other provision of this Award or the Plan is or contains a representation to the Holder regarding the tax consequences of the grant, vesting, settlement, or sale of this Award (or the Stock underlying this Award), and should not be interpreted as such.

IN WITNESS WHEREOF, the Company has caused this Award to be executed on its behalf by its duly authorized representatives on the Date of Grant.

DENBURY RESOURCES INC.

Per:
Phil Rykhoek, President and Chief Executive Officer

Per:
Mark Allen, Senior Vice President & Chief Financial Officer

Assignment Separate From Certificate

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto Denbury Resources Inc. the _________________________ Award Restricted Stock subject to this Award, standing in the undersigned’s name on the books of said Denbury Resources Inc., and does hereby irrevocably constitute and appoint the corporate secretary of Denbury Resources Inc. as his or her attorney to transfer the said stock on the books of Denbury Resources Inc. with full power of substitution in the premises.

Dated:____________________________________

[Holder]

Acknowledgment

The undersigned hereby acknowledges (i) receipt of this Award, (ii) the opportunity to review the Plan, (iii) the opportunity to discuss this Award with a representative of the Company, and the undersigned’s personal advisors, to the extent the undersigned deems necessary or appropriate, (iv) the understanding of the terms and provisions of the Award and the Plan, and (v) the understanding that, by the undersigned’s signature below, the undersigned is agreeing to be bound by all of the terms and provisions of this Award and the Plan.
Without limitation, the undersigned agrees to accept as binding, conclusive and final all decisions or interpretations (including, without limitation, all interpretations of the meaning of the provisions of the Plan, or this Award, or both) of the Committee or the Administrator regarding any questions arising under the Plan, or this Award, or both.

Dated:____________________________________

[Holder]